Exhibit 99.1

Americas Technology Acquisition Corp. Announces Sponsor Approval of Extension of Deadline to Complete Business Combination

Dallas, TX, December 13, 2021 – Americas Technology Acquisition Corp. (NYSE: ATA.U), a publicly traded special purpose acquisition company (“ATAC”), announced today that its sponsor, ATAC Limited Partnership (the “Sponsor”), has requested that ATAC extend the date by which ATAC has to consummate a business combination from December 17, 2021 to March 17, 2022 (the “Extension”). The Extension is the first of up to two three-month extensions permitted under ATAC’s governing documents. In connection with such Extension, the Sponsor has notified ATAC that it intends to cause an aggregate of $1,150,000 to be deposited into ATAC’s trust account on or before December 17, 2021.

About Americas Technology Acquisition Corp.

Americas Technology Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities with an initial focus on technology, media, and telecommunications verticals.

Cautionary Note Regarding Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jorge Marcos

Chief Executive Officer

Americas Technology Acquisition Corp.

(303) 885-8688